CERTIFICATIONS                                                        Exhibit 31
                                                                      ----------


I, William M. McCann, the Chairman of the Board of Directors of Airplanes Limited and Chairman of the Controlling Trustees of Airplanes U.S. Trust, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Airplanes Limited and Airplanes U.S. Trust;

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cashflows of Airplanes Limited and Airplanes U.S. Trust as of, and for, the periods presented in this quarterly report;

4. I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e) for Airplanes Limited and Airplanes U.S. Trust and I have:

     (a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to Airplanes Limited and Airplanes U.S. Trust, including their consolidated subsidiaries, is made known to the Board of Directors of Airplanes Limited and the Controlling Trustees of Airplanes U.S. Trust by others within those entities, particularly during the period in which this quarterly report is being prepared;

     (b)  [Reserved]

     (c) evaluated the effectiveness of the disclosure controls and procedures of Airplanes Limited and Airplanes U.S. Trust and presented in this quarterly report my conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this quarterly report based on such evaluation; and

     (d) disclosed in this quarterly report any change in the internal control over financial reporting of Airplanes Limited and Airplanes U.S. Trust that occurred during the fiscal quarter for which this quarterly report is being prepared that has materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of Airplanes Limited and Airplanes U.S. Trust; and

5. I have disclosed, based on my most recent evaluation of internal control over financial reporting, to the auditors of Airplanes Limited and Airplanes U.S. Trust and the audit committee of the Board of Directors of Airplanes Limited and the Controlling Trustees of Airplanes U.S. Trust:

     (a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the ability of



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          Airplanes Limited and Airplanes U.S. Trust to record, process, summarize and report financial information; and

     (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of Airplanes Limited and Airplanes U.S. Trust.



Date: February 9, 2005


/s/ W. M. McCann
----------------------------------
W. M. McCann
Chairman of the Board of Directors of
Airplanes Limited
Chairman of the Controlling Trustees of
Airplanes U.S. Trust(1)


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     1 Airplanes Limited and Airplanes U.S. Trust are special purpose vehicles that do not employ and have not employed any individual as a chief executive officer or chief financial officer and do not have and have not had any employees or executive officers since their inception. For all executive management functions Airplanes Limited and Airplanes U.S. Trust retain and rely upon their third party aircraft servicer, administrative agent and cash manager. These third party service providers are required to perform these executive management functions in accordance with the requirements of the servicing agreement, administrative agency agreement and cash management agreement, respectively. With respect to the information contained in this quarterly report on Form 10-Q, all information regarding the aircraft, the leases and the lessees is provided by the servicer pursuant to the servicing agreement. The cash manager calculates monthly payments and makes all other calculations required by the cash management agreement. Pursuant to the administrative agency agreement, the administrative agent uses the information provided by the servicer and the cash manager and other information the administrative agent acquires in the performance of its services to Airplanes Limited and Airplanes U.S. Trust, to prepare all disclosure (including this quarterly report on Form 10-Q) required to be filed with the Securities and Exchange Commission.

     All members of the Board of Directors of Airplanes Limited and the Controlling Trustees of Airplanes U.S. Trust, including the Chairman, are non-executives.